Exhibit 99.1

CORRECTED PRESS RELEASE - Lilis Energy Announces Ameredev Texas, LLC  as Winning Bidder for Substantially All of Its Assets in Competitive Auction as Part of Chapter 11 Process

This press release corrects the prior press release dated November 8, 2020 solely with respect to the time and date of the Bankruptcy Court hearing to approve the proposed sale of assets.

FORT WORTH, TEXAS – November 9, 2020 - Lilis Energy, Inc. (OTC: LLEXQ) (the “Company”), an exploration and development company operating in the Permian Basin of West Texas and Southeastern New Mexico, today announced that, following a comprehensive sale process and a competitive auction as part of its Chapter 11 process, Ameredev Texas, LLC  has been named as the winning bidder to acquire substantially all of the Company’s assets for a $46.6 million cash payment at closing.

In accordance with the bidding procedures approved by the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”), the definitive purchase and sale agreement and form of sale order will be filed with the Bankruptcy Court as soon as reasonably practicable, and no later than November 9, 2020 at 5:00 p.m. (prevailing Central Time).  The sale will in turn be subject to approval by the Bankruptcy Court and certain other closing conditions. A hearing to seek required court approvals is scheduled for November 13, 2020 at 11:00 a.m. (prevailing Central Time).  Subject to Bankruptcy Court approval, the transaction is expected to close in December 2020.

Information regarding the Chapter 11 process is available for free on the website maintained by Stretto, located at https://cases.stretto.com/LilisEnergy or by calling (855) 364-4639 (Toll-Free) or (949) 266-6357 (Local).

Vinson & Elkins LLP is serving as legal advisor to the Company, Barclays Capital is serving as investment banker for the Company, and Opportune LLP is serving as restructuring advisor to the Company.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a Fort Worth-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America.

Forward-Looking Statements:

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential” or words of similar meaning. Forward-looking statements are based on management’s expectations, beliefs, assumptions and estimates regarding the Company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the Chapter 11 cases, the Bankruptcy Court’s approval of the terms of the winning bid or the asset purchase agreement and the anticipated closing of the transactions outlined in the winning bid and the timing thereof and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties and assumptions difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to sell substantially all of its assets under Chapter 11; potential adverse effects of the Chapter 11 cases on the Company’s liquidity and results of operations; the Company’s ability to successfully complete a sales process under Chapter 11; objections to the Company’s sales process or other pleadings filed that could protract the Chapter 11 cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties, including the Company’s ability to provide adequate compensation and benefits during the Chapter 11 cases; the Company’s ability to comply with the restrictions imposed by the DIP facility and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities because of the Chapter 11 filing; the effects of the Chapter 11 cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the effects of the Chapter 11 cases on the market price of the Company’s common stock and on the Company’s ability to access the capital markets; the bankruptcy court’s rulings in the Chapter 11 cases, and the outcome of the Chapter 11 cases generally; the time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 cases; risks associated with third party motions in the Chapter 11 cases; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 coronavirus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described occasionally in the reports and registration statements the Company files with the Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additional factors, events, or uncertainties that may emerge occasionally, or those that the Company deems immaterial, could cause the Company’s actual results to differ, and it is impossible for the Company to predict them all. The Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this news release, whether because of new information, future events or otherwise, except as required by law.